U.S. SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 16, 2005

Photonic Products Group, Inc.

(Exact name of registrant as specified in its charter)

New Jersey	000-11668	22-2003247
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

181 Legrand Avenue, Northvale, New Jersey		07647
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (201) 767-1910

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02   Results of Operations and Financial Conditions

NORTHVALE, NJ, August 16 – Photonic Products Group, Inc. (OTC Bulletin Board: PHPG) yesterday filed its consolidated financial results for its second quarter and first half, which ended June 30, 2004.

The Company reported total revenues for the second quarter of $3,107,000, up 62%, and record revenues of $6,344,000 for the first half, up 70%, from the same periods last year.

New orders for the second quarter were $2,620,000, as compared with $2,400,000 in the first quarter of last year. Order intake for the first half was $5,668,000, as compared with $5,429,000 in the first half of 2004. The backlog at the end of the second quarter was $5,757,000, as compared with $3,890,000 at the same point in 2004, up 48%.

These results include revenues and new orders from PPGI’s MRC Optics subsidiary, acquired in October of 2004.

Gross profit margin (GPM) in the second quarter improved to 24%, up from 19.1% in the first quarter of 2005, putting gross profit margin for the first half at 21.8%. This compares with a gross profit margin of 21.2% through the first half of 2004, which then reflected performance from operating units that pre-date the acquisition of MRC Optics. Gross profit margin from these legacy operations during the first half of 2005 improved to 26%.

Cash flow of $163,000 was provided by operations in the second quarter of 2005, reducing cash deployment into operations through the first half to $821,000.

Net loss per share declined to $0.06 per share for the second quarter and $0.11 per share through June, as compared with losses of $0.08 and $0.17 per share for the same periods in 2004.

Dan Lehrfeld, President and CEO of PPGI commented, “Total sales through mid-year set a new record and we continue to expect that will hold true as well for the year as a whole, thanks to growing sales of custom optical components from our three business units. While new order intake was moderate in Q2, it was not a cause for concern as the dates of new order releases from our OEM customers vary from year to year. In fact, new orders for July alone (ie. this past month) exceeded $2.3M, nearly as high as for all of Q2. Gross profit margin in Q2 improved substantially over that in Q1 as our new MRC Optics subsidiary’s sales rose and its GPM turned positive in the second quarter as anticipated. Were it not for lingering performance problems at two key MRC suppliers, the GPM increase seen in Q2 would have been even stronger. GPM at our legacy operations also improved, from 25.7% in Q1 to 27.2% in Q2. Cash flow from operations turned positive in Q2 as expected.”

Photonic Products Group, Inc. develops, manufactures, and markets products and services for use in diverse Photonics industry sectors via its expanding portfolio of distinctly branded businesses. INRAD specializes in crystal-based optical components and devices, laser accessories and instruments. Laser Optics specializes in precision custom optical components, assemblies, and optical coatings. MRC Optics’ business specializes in precision diamond turned optics, metal optics, and opto-mechanical and electro-optical assemblies. PPGI’s customers include leading corporations in the Defense and Aerospace, Laser Systems, and Process Control and Metrology sectors of the Photonics Industry, as well as the U.S. Government.  Its products are also used by researchers at National Laboratories and Universities world-wide.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: The 2004 preliminary financial information contained in this news release are subject to finalization in connection with the preparation of the Company’s Form 10K for the year ended 2004. The statements contained in this press release that are not purely historical are forward looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Act of 1934. These statements may be identified by their use of forward-looking terminology such as “believes”, “expects”, “will”, “plan”, “targeting” or similar words.  Such forward-looking statements, such as our expectation for continued growth in sales, gross profit margins, operating income and cash flow from operations, involve risks and uncertainties that could cause actual results to differ materially from those projected. Risks and uncertainties that could cause actual results to differ materially from such forward looking statements are, but are not limited to, uncertainties in market demand for the company’s products or the products of its customers, future actions by competitors, inability to deliver product on time, inability to implement its growth strategies or to integrate its new operations, inability to make acquisitions, inability to realize synergies from its acquisitions, inability to raise capital, and other factors discussed from time to time in the Company’s filings with the Securities and Exchange Commission. The forward looking statements made in this news release are made as of the date hereof and Photonic Products Group, Inc. does not assume any obligation to update publicly any forward looking statement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Photonic Products Group, Inc.

	By:	/s/ William S. Miraglia
William S. Miraglia
Chief Financial Officer

Dated: August 16, 2005